UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LIFEMD, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0238453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Third Avenue, Suite 2800, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which to be registered
8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-256911

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities registered hereby are shares of LifeMD, Inc. (the “Company”) 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share and liquidation preference of $25.00 per share. The description set forth in the section “Description of Series A Preferred Stock” in the Company’s prospectus supplement dated September 29, 2021 and in the section “Description of Capital Stock” in the accompanying prospectus that constitutes a part of the Company’s Shelf Registration Statement on Form S-3 (File No. 333-256911), which was declared effective by the Securities and Exchange Commission on June 22, 2021, are incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date

3.1	Certificate of Incorporation of Immudyne, Inc.	S-1	333-184487	3.1	10/18/2012

3.2	Certificate of Amendment of Certificate of Incorporation of Immudyne, Inc.	S-1	333-184487	3.1	10/18/2012

3.3	Certificate of Amendment of Certificate of Incorporation of Immudyne, Inc.	8-K	333-184487	3.1	09/25/2017

3.4	Certificate of Amendment to the Certificate of Incorporation of Immudyne, Inc.	S-1	333-225920	3.5	6/27/2018

3.5	Amendment of Certificate of Incorporation of Conversion Labs, Inc.	8-K	000-55857	3.1	01/24/2020

3.6	Certificate of Amendment to Certificate of Incorporation of Conversion Labs, Inc.	8-K	000-55857	3.1	10/15/2020

3.7	Certificate of Amendment to Certificate of Incorporation of Conversion Labs, Inc.	8-K	001-39785	3.1	02/22/2021

3.8	Certificate of Designations of Series B Convertible Preferred Stock of Conversion Labs, Inc.	8-K	000-55857	3.1	08/31/2020

3.9	Certificate of Designation of 8.875% Series A Cumulative Perpetual Preferred Stock of LifeMD, Inc.	8-K	001-39785	1.3	10/4/2021

3.10	By-laws of Immudyne, Inc.	8-K	000-55857	3.1	04/10/2018

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 3.10

4.2	Form of Convertible Note (August 2019)	8-K	000-55857	4.1	08/19/2019

4.3	Form of Warrant (August 2019)	8-K	000-55857	4.2	08/19/2019

4.4	Form of Convertible Note (May 2020)	8-K	000-55857	4.1	05/27/2020

4.5	Form of Warrant (November 2020)	8-K	000-55857	4.1	11/04/2020

4.6	Form of Senior Secured Redeemable Debenture (June 2021)	8-K	001-39785	4.1	06/03/2021

4.7	Form of Warrant (June 2021)	8-K	001-39785	4.2	06/03/2021

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 4, 2021	LifeMD, Inc.

	By:	/s/ Marc Benathen
Marc Benathen
Chief Financial Officer

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